SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2004

Commission file number 0-26241

BackWeb Technologies Ltd.

(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	51-2198508 (I.R.S. Employer Identification Number)

3 Abba Hillel Street, Ramat Gan, Israel (Address of principal executive offices)	52136 (Zip Code)

(972) 3-6118800

(Registrant’s Telephone Number, Including Area Code)

Item 4. Changes in Registrant’s Certifying Accountant.

On July 13, 2004, the Audit Committee of BackWeb Technologies, Ltd. (the “Company”) engaged Grant Thornton LLP (“GT”) as its new independent auditor.

Since inception, the Company has not consulted with GT regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that GT concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BackWeb Technologies, Ltd.
By:	/s/ Michael A. Morgan
Michael A. Morgan
Chief Financial Officer and Secretary

Date: July 15, 2004